Exhibit 99.3

Non-GAAP Financial Measures

The United States Securities and Exchange Commission requires public companies, such as Energen Corporation (the Company), to reconcile Non-GAAP (GAAP refers to generally accepted accounting principles) financial measures to related GAAP measures. Adjusted Net Income is a Non-GAAP financial measure which excludes certain non-cash mark-to-market derivative financial instruments in current periods and certain non-cash leasehold write-offs in the prior periods. Energen believes that excluding the impact of these items is more useful to analysts and investors in comparing the results of operations and operational trends between reporting periods and relative to other oil and gas producing companies.

	Year-to-Date Ended 12/31/2011
Consolidated Net Income ($ in millions except per share data)	Net Income	Per Diluted Share
Net Income (GAAP)	259.6	3.59
Non-cash mark-to-market losses (net of $14.2 tax)	23.4	0.32

Adjusted Net Income (Non-GAAP)	283.0	3.91

	Year-to-Date Ended 12/31/2010
Consolidated Net Income ($ in millions except per share data)	Net Income	Per Diluted Share
Net Income (GAAP)	290.8	4.04
Non-cash leasehold write-off (net of $14.9 tax)	24.8	0.34

Adjusted Net Income (Non-GAAP)	315.6	4.38

	Quarter Ended 12/31/2011
Consolidated Net Income ($ in millions except per share data)	Net Income	Per Diluted Share
Net Income (GAAP)	14.4	0.20
Non-cash mark-to-market losses (net of $34.2 tax)	56.6	0.78

Adjusted Net Income (Non-GAAP)	71.0	0.98

Non-GAAP Financial Measures

The United States Securities and Exchange Commission requires public companies to reconcile Non-GAAP (GAAP refers to generally accepted accounting principles) financial measures to related GAAP measures. Adjusted Net Income is a Non-GAAP financial measure which excludes certain non-cash mark-to-market derivative financial instruments in current periods and certain non-cash leasehold write-offs in the prior periods. Energen believes that excluding the impact of these items is more useful to analysts and investors in comparing the results of operations and operational trends between reporting periods and relative to other oil and gas producing companies.

	Quarter Ended 12/31/2011	Year-to-Date Ended 12/31/2011
Energen Resources Income ($ in millions)	Net Income	Net Income
Net Income (GAAP)	3.3	213.0
Non-cash mark-to-market losses (net of $34.2 and $14.2 tax)	56.6	23.4

Adjusted Net Income (Non-GAAP)	59.9	236.4

Year-to-Date Ended 12/31/2010
Energen Resources Income ($ in millions)	Net Income
Net Income (GAAP)	245.3
Non-cash leasehold write-off (net of $14.9 tax)	24.8

Adjusted Net Income (Non-GAAP)	270.1

Non-GAAP Financial Measures

The United States Securities and Exchange Commission requires public companies, such as Energen Corporation (the Company), to reconcile Non-GAAP (GAAP refers to generally accepted accounting principles) financial measures to related GAAP measures. Net Cash Provided by Operating Activities Before Changes in Operating Assets and Liabilities is a Non-GAAP financial measure. Energen believes this measure allows analysts and investors to understand the operating cash flows of the company before the impact of changes in working capital. This measure is useful in understanding cash available to fund the company’s capital expenditures, dividends, debt reduction and other investments.

Reconciliation To GAAP Information

($ in millions)

	Year-to-Date Ended 12/31
	2010	2011
Net Income (GAAP)	290.8	259.6
Depreciation, depletion and amortization	247.9	284.0
Deferred income taxes, net	133.8	129.0
Other adjustments to reconcile net income to net cash provided by operating activities	67.5	63.9

Net Cash Provided by Operating Activities Before Changes in Operating Assets and Liabilities (Non-GAAP)	740.0	736.5
Changes in assets and liabilities	(69.0)	25.3

Net Cash Provided by Operating Activities (GAAP)	671.0	761.8

Non-GAAP Financial Measures

The United States Securities and Exchange Commission requires public companies, such as Energen Corporation (the Company), to reconcile Non-GAAP (GAAP refers to generally accepted accounting principles) financial measures to related GAAP measures. After-tax Cash Flows is a Non-GAAP financial measure. Energen believes after-tax cash flows are relevant because they are a measure of cash available to fund the Company’s capital expenditures, dividends, debt reduction, and other investments.

Reconciliation To GAAP Information

($ in millions)

	Years Ended 12/31
	2010 Actual	2011 Actual	2012 Estimate (e)

Net Income (GAAP)	291	260	228 — 257
Depreciation, depletion and amortization	248	284	415 — 415
Deferred income taxes, net	134	129	121 — 121

After-tax Cash Flows (Non-GAAP)	673	673	764 — 793
Changes in assets and liabilities and other adjustments	(2)	89	(13) — (13)

Net Cash Provided by Operating Activities (GAAP)	671	762	751 — 780

(e) This estimate is a “forward-looking statement” as defined by the Securities and Exchange Commission. All statements based on future expectations rather than on historical facts are forward-looking statements that are dependent on certain events, risks and uncertainties that could cause actual results to differ materially from those anticipated. In addition, the Company cannot guarantee the absence of errors in input data, calculations and formulas used in its estimates, assumptions and forecasts. A discussion of risks and uncertainties, which could affect future results of Energen and its subsidiaries, is included in the Company’s periodic reports filed with the Securities and Exchange Commission.